UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 20, 2007

ELIXIR GAMING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32161	91-1696010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1120 Town Center Dr, Suite 260, Las Vegas, Nevada		89144
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702-733-7197

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On November 14, 2007, the Company’s board of directors of Elixir Gaming Technologies, Inc. ("Company") appointed Ms. Martha Vlcek to serve as the chief accounting officer of the Company. Ms. Vlcek also serves as Vice President of Finance of the Company, a position she has held since April 2007. From November 2006 to March 2007, Ms. Vlcek was a consultant to various companies within the gaming industry. From June 2006 to October 2006, Ms. Vlcek served as chief financial officer of WinWin Gaming, Inc., a Las Vegas, Nevada based multi-media developer and publisher of sports, lottery and other games. From February 2005 to June 2006, Ms. Vlcek was a consultant to various companies within the gaming industry. From August 2002 to February 2005, Ms Vlcek served as Vice President Finance, Bally Gaming Inc. (Alliance Gaming Inc.). Prior to that Ms. Vlcek served as VP and CFO of PDS Gaming Corporation.

(d) At the recommendation of the nominating committee of the Company’s board of directors, the Company’s board of directors elected John Crawford to the board of directors of the Company effective as of November 14, 2007. Mr. Crawford has been the chairman of International Quality Education Limited since February 2002. Since 1997, Mr. Crawford has been the managing director of Crawford Consultants Limited, a company he founded which helps companies in the identification of acquisition opportunities and provides support assistance in that regard. Prior to that, Mr. Crawford was a founding partner of the Hong Kong office of Ernst & Young where he acted as engagement or review partner for many public companies and banks before he retired from practice in 1997.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIXIR GAMING TECHNOLOGIES, INC.

November 20, 2007	By:	/s/ David Reberger

Name: David Reberger
Title: Chief Financial Officer